EXHIBIT 99.1

Loral Reports Second Quarter 2009 Financial Results

NEW YORK, Aug. 10, 2009 (GLOBE NEWSWIRE) -- Loral Space & Communications Inc. (Nasdaq:LORL) today announced its financial results for the three months and six months ended June 30, 2009.

Combined segment revenues and Adjusted EBITDA, including both the satellite manufacturing and the satellite services segments for the quarter, were $448 million and $125 million, respectively. This compares to combined segment revenues and Adjusted EBITDA for the second quarter of 2008, which were $383 million and $120 million, respectively. Combined segment revenues and Adjusted EBITDA for the first six months of the year were $830 million and $246 million, respectively, compared to $769 million and $220 million, respectively for the first six months of 2008.

Telesat's revenue and Adjusted EBITDA are included in the segment results; however, Telesat is reported under the equity method of accounting. After eliminating the Telesat results, revenues and Adjusted EBITDA for the quarter were $271 million and $5 million compared to $208 million and $15 million, respectively, in 2008. Revenues and Adjusted EBITDA for the first six months of the year, after eliminating Telesat results, were $484 million and $11 million respectively compared to $427 million and $14 million for the first six months of 2008.

Loral, benefiting from the impact on Telesat of U.S. dollar/Canadian dollar exchange rate changes, reported net income for the quarter of $74 million. In 2008, net income, again benefiting from significant non-operating items, was $52 million for the second quarter. Net income for the first six months of 2009 was $63 million compared to a net loss in the first six months of 2008 of $19 million. The company ended the quarter with $104 million in cash compared to $118 million in cash at the end of 2008.

"While our current results reflect increased revenue, our Adjusted EBITDA does not demonstrate similar growth," said Michael B. Targoff, chief executive officer of Loral Space & Communications. "This is largely due to the $11 million net reduction in EBITDA in the six months ended June 30, 2009 compared with the same period in 2008, as a result of last year's gain on a customer bankruptcy recovery and changes in deferred compensation expense between 2008 and 2009. Adjusting for those items, our six months 2009 Adjusted EBITDA would have been approximately $13 million versus approximately $5 million in 2008."

Satellite Manufacturing

Continuing its marketing success, Space Systems/Loral has booked five satellite contracts since the beginning of the year, contributing to a robust $1.76 billion backlog at June 30, 2009, which is approximately $400 million higher than on December 31, 2008. Orders included a new broadband satellite for Hughes Network Services, two satellites for Intelsat and one satellite for the company's affiliate Telesat. A satellite order for Hong Kong-based AsiaSat was announced in last quarter's reporting.

Satellites reflecting significant technical advances were successfully launched on June 30 and July 1. These satellites, for SIRIUS XM Radio and TerreStar Networks, are some of the most complex and powerful commercial satellites ever built. Both satellites have large antenna reflectors that successfully deployed and are performing as planned. Tomorrow, an SS/L-built satellite for AsiaSat is also scheduled to launch.

In the second quarter of 2009, SS/L reported revenues before eliminations of $276 million compared to $210 million in the second quarter of 2008. Adjusted EBITDA for the quarter was $12 million, which was up from $10 million for the second quarter in 2008. In the first six months of 2009, SS/L reported revenues before eliminations of $492 million compared to $430 million in the first six months of 2008. Adjusted EBITDA for the first six months of 2009 was $23 million compared to $15 million for the first six months of 2008.

"Space Systems/Loral's performance in this challenging economic environment is encouraging," said Mr. Targoff. "Bookings have been strong in the first half of the year and the pipeline continues to be active. Margins, however, remain below our expectations, largely due to delivery delays as a result of our rapid growth. We have refocused our production processes and expect improvement in this area in the future."

"On the liquidity side, while we continue to monitor the financial condition of certain of our customers, the criticality of our satellites to their business plans or asset realizations leads us to expect that we will receive full payment," he added.

Satellite Services

Telesat's reported revenues on a Canadian dollar basis for the quarter and the first six months of 2009 were CAD 201 million and CAD 405 million reflecting increases of CAD 32 million and CAD 73 million respectively over the second quarter and first six months of 2008. Telesat's reported revenue growth and lowered expenses resulted in Adjusted EBITDA margin of 71 percent for the first six months of 2009 compared to 61 percent for the first six months of 2008. Adjusted EBITDA for the quarter ended June 30, 2009 increased CAD 38 million, to CAD 142 million, over the same quarter in 2008. Adjusted EBITDA for the six months ended June 30, 2009 increased CAD 83 million to CAD 286 million, compared to the same six month period in 2008. Also, Telesat's performance resulted in substantial deleveraging with its Debt-to-Adjusted EBITDA ratio improving from 7.3x at December 31, 2008 to 6.2x at June 30, 2009.

In U.S. dollars, revenues for the quarter were $172 million and Adjusted EBITDA was $119 million. For the first six months of the year revenues were $337 million and Adjusted EBITDA was $234 million. Revenues and Adjusted EBITDA for the second quarter of the prior year were $172 million and $106 million, respectively, and were $339 million and $205 million for the first six months. Telesat backlog continues to be robust at $4.37 billion on June 30, 2009.

The reported revenue increases are the result of two recent additions to Telesat's constellation of satellites. These are Nimiq 4, which began service in the fourth quarter of 2008 and Telstar 11N, which went into service at the end of the first quarter of 2009. The company's newest satellite, Nimiq 5, which is already fully leased, is scheduled for launch by the end of the year and last month the company commenced construction on Telstar 14R, which is being built by Space Systems/Loral, as previously mentioned.

A full discussion of Loral's results is contained in the company's Form 10-Q, which was filed today and will be available on the company's web site at www.loral.com or on the SEC's EDGAR service at www.sec.gov.

Conference Call

Loral's chief executive officer Michael Targoff will host a conference call and webcast tomorrow, August 11, at approximately 11:00 a.m. EDT to discuss the company's second quarter 2009 results. To participate, please dial 888-401-4685 (toll-free) ten minutes prior to the scheduled start of the call. A listen-only webcast of the call is available on the Investor Relations section of Loral's web site (www.loral.com) under "Events & Presentations." A replay of the webcast will be available for 30 days.

About Loral Space & Communications Inc.

Loral Space & Communications is a satellite communications company. It is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including fixed satellite services, direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management. Loral also owns 64 percent of Telesat Canada, a global operator of telecommunications and direct broadcast satellites used to distribute video entertainment programming, broadband data, and provide access to Internet services and other value-added communications services. For more information, visit Loral's web site at www.loral.com.

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words "believes," "expects," "plans," "may," "will," "would," "could," "should," "anticipates," "estimates," "project," "intend" or "outlook" or other variations of these words or other similar expressions are intended to identify forward-looking statements and information. In addition, Loral Space & Communications Inc. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission, and press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties which are described as "Risk Factors" and in the "Commitments and Contingencies" note to our financial statements in the current Form 10-Q, filed today, and in Loral's most recent annual report on Form 10 K. The reader is specifically referred to these documents, as well as the company's other filings with the Securities and Exchange Commission. Risks and uncertainties include but are not limited to (1) risks associated with financial factors and our investment in Telesat Canada, including the global economic downturn, our history of losses, financial covenants in SS/L's credit agreement, the structure of our investment in Telesat, Telesat's leverage and volatility in Canadian/U.S. exchange rates; (2) risks associated with satellite manufacturing, including competition, contractual risks, creditworthiness of customers, performance of suppliers and management of our factory and personnel; (3) risks associated with satellite services, including dependence on large customers, launch delays and failures, in-orbit failures and competition; (4) regulatory risks, such as the effect of U.S. export control and economic sanction laws and U.S., Canadian and foreign government regulation of satellite services; and (5) other risks, including possible conflicts of interest with our significant shareholder, litigation and market risks. The foregoing list of important factors is not exclusive. Furthermore, Loral operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond Loral's control.

                    LORAL SPACE & COMMUNICATIONS INC.
                        Statements of Operations
                             (In millions)

 Revenues
 --------

                             Three Months Ended     Six Months Ended
                                   June 30,             June 30,
                            --------------------  --------------------
                              2009       2008       2009        2008
                            ---------  ---------  ---------  ---------
 Satellite Manufacturing     $ 275.8    $ 210.2    $ 492.3    $ 430.0
 Satellite Services (1)        172.2      172.4      337.4      338.9
                            ---------  ---------  ---------  ---------
 Segment revenues              448.0      382.6      829.7      768.9
 Eliminations                   (4.4)      (2.1)      (8.4)      (3.4)
 Affiliate eliminations (1)   (172.2)    (172.4)    (337.4)    (338.9)
                            ---------  ---------  ---------  ---------
 Revenues as reported        $ 271.4    $ 208.1    $ 483.9    $ 426.6
                            =========  =========  =========  =========

 Adjusted EBITDA
 ---------------

                             Three Months Ended     Six Months Ended
                                   June 30,             June 30,
                            --------------------  --------------------
                              2009       2008       2009        2008
                            ---------  ---------  ---------  ---------
 Satellite Manufacturing     $  12.1    $  10.2    $  22.5    $  14.9
 Satellite Services:
     Loral Skynet                 --        6.1         --        6.1
     Telesat (1)               119.3      105.7      234.2      205.1
                            ---------  ---------  ---------  ---------
 Satellite Services            119.3      111.8      234.2      211.2
 Corporate expenses             (6.3)      (1.5)     (10.7)      (6.3)
                            ---------  ---------  ---------  ---------
 Segment Adjusted EBITDA
  before eliminations          125.1      120.5      246.0      219.8
 Eliminations                   (0.6)      (0.4)      (1.1)      (0.6)
 Affiliate eliminations (1)   (119.3)    (105.6)    (234.2)    (205.0)
                            ---------  ---------  ---------  ---------
 Adjusted EBITDA             $   5.2    $  14.5    $  10.7    $  14.2
                            =========  =========  =========  =========

 Reconciliation of Adjusted EBITDA to Net Loss
 ---------------------------------------------

                             Three Months Ended     Six Months Ended
                                   June 30,             June 30,
                            --------------------  --------------------
                              2009       2008       2009        2008
                            ---------  ---------  ---------  ---------
 Adjusted EBITDA             $   5.2    $  14.5    $  10.7    $  14.2
 Depreciation, amortization
  and stock-based
  compensation                 (12.9)     (10.0)     (23.9)     (20.5)
                            ---------  ---------  ---------  ---------
 Operating (loss) income        (7.7)       4.5      (13.2)      (6.3)
 Interest and investment
   income                        1.9        1.9        3.6        8.3
 Interest expense                1.2       (0.3)        --       (0.7)
 Gain on litigation
  recovery                        --       58.3         --       58.3
 Impairment of available
  for sale securities             --       (3.5)        --       (3.5)
 Other expense                    --       (0.2)      (0.1)      (0.3)
 Income tax provision           (6.4)     (11.6)      (6.4)     (13.4)
 Equity in net income
  (losses) of affiliates        85.3        2.9       79.6      (61.7)
                            ---------  ---------  ---------  ---------
 Net income (loss)           $  74.3    $  52.0    $  63.5    $ (19.3)
                            =========  =========  =========  =========

 (1)  The Satellite Services segment includes Telesat Revenues and
      Adjusted EBITDA, which are eliminated in our consolidated
      financial statements, where we report our 64% share of Telesat under the equity method of accounting.

                    LORAL SPACE & COMMUNICATIONS INC.
                       Supplemental Financial Data
                             (In millions)

                                     June 30, 2009      Dec. 31, 2008
                                    ---------------    ---------------
 FUNDED BACKLOG
    Satellite manufacturing            $ 1,762.0          $ 1,381.1
    Satellite Services                   4,372.4            4,207.0
                                    ---------------    ---------------
 Total funded backlog                    6,134.4            5,588.1
    Intercompany eliminations              (16.5)             (24.9)
    Affiliate eliminations              (4,372.4)          (4,207.0)
                                    ---------------    ---------------
 NET FUNDED BACKLOG                    $ 1,745.5          $ 1,356.2
                                    ===============    ===============

                       Condensed Balance Sheets
                            (In millions)

                                     June 30, 2009      Dec. 31, 2008
                                    ---------------    ---------------

 Cash and equivalents                  $   103.6          $   117.5

 Contracts-in-process                      199.9              213.7

 Other current assets                      132.5              164.0
                                    ---------------    ---------------

      Total current assets                 436.0              495.2

 Property, plant & equipment, net          198.7              188.3

 Long-term receivables                     216.8              184.7

 Investments in affiliates                 159.6               72.6

 Other assets                               46.5               55.1
                                    ---------------    ---------------

      Total assets                     $ 1,057.6          $   995.9
                                    ===============    ===============

 Customer advances and billings
  in excess of costs and profits       $   234.0          $   184.6

 Other current liabilities                 161.9              164.8
                                    ---------------    ---------------

      Total current liabilities            395.9              349.4

 Long-term debt                               --               55.0

 Other long-term liabilities               386.5              381.8
                                    ---------------    ---------------

      Total liabilities                    782.4              786.2

 Equity                                    275.2              209.7
                                    ---------------    ---------------

      Total liabilities and equity     $ 1,057.6          $   995.9
                                    ===============    ===============

                              TELESAT
                   Summary Financial Information
                           (In millions)

 Summary financial information in US$ and in accordance with US GAAP follows (in millions):

                             Three Months Ended     Six Months Ended
                                   June 30,             June 30,
                            --------------------  --------------------
                              2009       2008       2009        2008
                            ---------  ---------  ---------  ---------
 Statement of Operations:
 ------------------------

 Revenues                    $ 172.2    $ 172.4    $ 337.4    $ 338.9
                            =========  =========  =========  =========

 Adjusted EBITDA             $ 119.3    $ 105.7    $ 234.2    $ 205.1
 Depreciation,
  amortization and
  stock-based
  compensation                 (55.6)     (56.8)    (106.1)    (115.3)
                            ---------  ---------  ---------  ---------
 Operating income               63.7       48.9      128.1       89.8
 Interest expense              (54.5)     (53.3)    (108.6)    (115.5)
 Other expense, net (1)        141.1       39.8      106.6      (48.5)
 Income tax provision           (8.4)     (20.3)     (15.4)      (3.3)
                            ---------  ---------  ---------  ---------
 Net income (loss)           $ 141.9    $  15.1    $ 110.7    $ (77.5)
                            =========  =========  =========  =========

 (1)  Other expense, net includes foreign exchange gains of $237 million and $21 million for the three months ended June 30, 2009 and 2008, respectively, foreign exchange gains (losses) of $156 million and ($102) million for the six months ended June 30,
      2009 and 2008, respectively, and (losses) gains on financial instruments of ($93) million and $18 million for the three months ended June 30, 2009 and 2008, respectively and ($47)
      million and $50 million for the 6 months ended June 30, 2009 and 2008, respectively.

                                     June 30, 2009      Dec. 31, 2008
                                    ---------------    ---------------
 Balance Sheet Data:
 -------------------

 Current assets                        $   190.4          $   179.8
 Total assets                            4,421.9            4,273.2
 Current liabilities                       143.1              171.4
 Debt, including current portion         2,883.5            2,901.6
 Total liabilities                       3,767.7            3,760.2
 Redeemable preferred stock                121.7              116.0
 Shareholders' equity                      532.5              397.0

 Other:
 ------

 Backlog (U.S. Dollar)                 $ 4,372.4          $ 4,207.0
 Backlog (Canadian Dollar)           CAD 5,082.0        CAD 5,251.0

LORL-F

CONTACT:  Loral Space & Communications Inc.
          Wendy Lewis
          650-704-7502